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                                                                   EXHIBIT 23.3
1

                    REPORT OF COOPERS & LYBRAND L.L.P.

To the Shareholders and Board of Directors of Sun Company, Inc.:

We have audited the consolidated balance sheet of Sun Company, Inc. and its subsidiaries as of December 31, 1995 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1995 that are included in Exhibit 13 to this Form 10-K. In connection with our audit of such consolidated financial statements, we have also audited the related financial statement schedule for the years ended December 31, 1995 and 1994 listed on page 21 of this Form 10-K. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Sun Company, Inc. and its subsidiaries as of December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for the impairment of long-lived assets in 1995 and its method of accounting for postemployment benefits in 1994.

/s/COOPERS & LYBRAND L.L.P.
---------------------------
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 13, 1996 except for
the restatement for discontinued
operations as described in Note 2
to the consolidated financial
statements for which the date is
February 13, 1997